                                                                    EXHIBIT 99.1

                            AXENT TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (amounts in thousands, except share data)

                                                                September 30,    December 31,
                                                                    2000             1999
                                                                -------------    ------------
                                                                 (unaudited)
ASSETS
Current assets:
         Cash and cash equivalents                                $  48,041       $  61,534
         Marketable securities                                       77,067          47,331
         Accounts receivable, net                                    31,616          35,954
         Other current assets                                         4,417           3,696
                                                                  ---------       ---------
                  Total current assets                              161,141         148,515

Property and equipment, net                                          13,816          12,427
Goodwill and other intangible assets                                 24,836          29,554
Other assets                                                          8,459           8,384
                                                                  ---------       ---------
                  Total assets                                    $ 208,252       $ 198,880
                                                                  =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Accounts payable and accrued liabilities                 $  18,653       $  23,266
         Deferred revenue                                            19,385          17,935
                                                                  ---------       ---------
                  Total current liabilities                          38,038          41,201

Long term debt, net of current maturities                                --             620
                                                                  ---------       ---------
                  Total liabilities                                  38,038          41,821


Stockholders' equity:
         Preferred stock, $0.02 par value (5,000,000                     --              --
           shares authorized, none issued)

         Common stock, $0.02 par value (50,000,000                      580             561
           shares authorized, 28,997,316 and
           28,047,696 issued and outstanding for
           the nine months ended September 30, 2000
           and year ended December 31, 1999,
           respectively)
         Additional paid-in capital                                 203,384         191,272
         Comprehensive income and other                              (1,432)           (623)
         Accumulated deficit                                        (32,318)        (34,151)
                                                                  ---------       ---------
                  Total stockholders' equity                        170,214         157,059
                                                                  ---------       ---------
                  Total liabilities and stockholders' equity      $ 208,252       $ 198,880
                                                                  =========       =========

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.


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

                            AXENT TECHNOLOGIES, INC.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)

                                                          For the Three Months           For the Nine Months
                                                           Ended September 30,           Ended September 30,
                                                         -----------------------       -----------------------
                                                           2000           1999           2000           1999
                                                         --------       --------       --------       --------
Net revenues:
         Product licenses                                $ 21,684       $ 19,129       $ 63,509       $ 51,860
         Services                                          12,401          9,343         34,972         24,485
                                                         --------       --------       --------       --------
                  Total net revenues                       34,085         28,472         98,481         76,345
                                                         --------       --------       --------       --------
Cost of net revenues                                        5,774          4,173         15,858         11,037
                                                         --------       --------       --------       --------
Gross profit                                               28,311         24,299         82,623         65,308

Operating expenses:
         Sales and marketing                               17,361         15,115         49,149         44,430
         Research and development                           6,872          6,647         20,696         19,863
         General and administrative                         3,627          2,762         10,488          8,131
         Amortization of acquired intangible assets         1,468          1,301          4,420          2,761
         Acquisition-related charges                                                                     3,753
                                                         --------       --------       --------       --------
                  Total operating expenses                 29,328         25,825         84,753         78,938
                                                         --------       --------       --------       --------
Loss before interest and taxes                             (1,017)        (1,526)        (2,130)       (13,630)
         Interest income                                    2,018          1,264          4,739          3,382
         Income tax (provision) benefit                      (370)          (329)          (776)         1,388
                                                         --------       --------       --------       --------
Net income (loss)                                        $    631       $   (591)      $  1,833       $ (8,860)
                                                         ========       ========       ========       ========

Net income (loss) per common share (basic)               $   0.02       $   0.02       $   0.06       $  (0.32)

Number of shares used in computing net income
  (loss) percommon share outstanding (basic)               28,942         27,926         28,735         27,409

Net income (loss) per common share (diluted)             $   0.02       $   0.02       $   0.06       $  (0.32)

Number of shares used in computing net income
  (loss) per common share outstanding (diluted)            29,959         27,926         29,800         27,409

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.


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

                            AXENT TECHNOLOGIES, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (amounts in thousands)

                                                                    For the Nine Months
                                                                    Ended September 30,
                                                                 -------------------------
                                                                    2000           1999
                                                                 ---------       ---------
Cash flow from operating activities:
         Net income (loss)                                       $   1,833       $  (8,860)
         Non-cash items:
                  Depreciation and amortization                      8,683           5,967
                  Deferred income taxes                                 --          (1,571)
                  Write-off of in process research
                     and development                                    --           2,000
         Change in assets and liabilities                             (836)          4,426
                                                                 ---------       ---------
                  Net cash provided by operating activities          9,680           1,962

Cash flow from investing activities:
         Capital expenditures                                       (5,348)         (4,676)
         Purchases of marketable securities                       (288,881)        (66,822)
         Maturity of marketable securities                         260,870          43,609
         Payments for business acquisitions, net of
            cash acquired                                             (516)         (3,915)
                                                                 ---------       ---------
                  Net cash used for investing activities           (33,875)        (31,804)

Cash flow from financing activities:
         Proceeds from issuance of common stock                     12,131           2,933
         Principal payments on note payable                           (620)           (103)
                                                                 ---------       ---------
                  Net cash provided by financing activities         11,511           2,830

Effect of exchange rate changes on cash                               (809)           (532)
                                                                 ---------       ---------
Net decrease in cash and cash equivalents                          (13,493)        (27,544)
Cash and cash equivalents, beginning of period                      61,534          80,035
                                                                 ---------       ---------
Cash and cash equivalents, end of period                         $  48,041       $  52,491
                                                                 =========       =========

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.


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

                            AXENT TECHNOLOGIES, INC.
   UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                             (amounts in thousands)

                                           For the Three Months       For the Nine Months
                                           Ended September 30,        Ended September 30,
                                           -------------------       ----------------------
                                            2000         1999          2000          1999
                                           ------       ------       -------       --------
Net income (loss)                             631         (591)        1,833         (8,860)
         Currency translation effects        (185)        (219)         (809)          (532)
                                           ------       ------       -------       --------
Comprehensive income (loss)                $  446       $ (810)      $ 1,024       $ (9,392)
                                           ======       ======       =======       =========

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.


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

                            AXENT TECHNOLOGIES, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2000

Basis of Presentation

AXENT Technologies, Inc. in conjunction with its wholly owned subsidiaries (collectively, the "Company" or "AXENT") is a global leader in information security and provides e-security solutions that maximize our customers' business advantage. AXENT delivers integrated products and expert services to assess, protect, enable and manage business processes and information assets. Through our unique Lifecycle Security methodology, combined with Smart Security Architecture, we deliver the "right" level of security for customers. Our award-winning solutions offer assessment and policy compliance, firewall, intrusion detection, authentication, VPN, Web-access, single sign-on and user administration for the entire enterprise.

The accompanying unaudited condensed consolidated financial statements reflect all the adjustments, consisting of normal recurring adjustments, that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods presented. The results for the three and nine month periods ended September 30, 2000 may not necessarily be indicative of the results for the entire year or any future period. The December 31, 1999 condensed consolidated balance sheet was derived from audited financial statements as of the same date but does not include all disclosures required by accounting principles generally accepted in the United States.

These financial statements should be read in conjunction with the Company's annual audited financial statements and notes thereto for the year ended December 31, 1999, which are included in the Company's Annual Report on Form 10-K filed with the SEC on April 4, 2000.

Business Combinations

On July 26, 2000, AXENT entered into a definitive merger agreement which would result in the Company being acquired by Symantec Corporation ("Symantec"), a provider of broad range content and network security solutions to individuals and enterprises. The agreement has been approved by the Boards of Directors of both companies, and provides that this acquisition will be treated as a stock-for-stock transaction, which was valued at approximately $975 million when the merger agreement was executed. Under the terms of the agreement, AXENT shareholders would receive 0.50 shares of Symantec common stock for each share of AXENT common stock in a tax-free exchange. Symantec would issue approximately
15.3 million shares of common stock to AXENT shareholders to complete the transaction. The thirty-day waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act regarding the transaction expired on September 3, 2000. In addition, on October 27, 2000, AXENT and Symantec received written notice from the SEC that the SEC would not review the preliminary joint proxy statement/prospectus relating to the transaction. Completion of the transaction, which is expected by the end of calendar year 2000, still requires satisfaction of certain conditions, including obtaining stockholder approvals of both companies. The transaction will be accounted for using the purchase method of accounting whereby AXENT net assets and operating results will be included in the consolidated financial statements of Symantec from the date of acquisition.

On March 31, 1999, the Company completed the acquisition of United Kingdom-based CKS Limited, the parent of PassGo Technologies Limited, a worldwide leader in centralized user access and control, single sign-on and password synchronization products. In conjunction with the acquisition, the Company issued 1,486,146 shares of common AXENT common stock to holders of shares and warrants of CKS Limited and agreed to exchange stock options to purchase 64,157 AXENT shares for all outstanding CKS Limited stock options. The transaction was accounted for using the purchase method of accounting and accordingly, the net assets and operating results of PassGo have been included in the accompanying consolidated financial statements from the date of acquisition. The purchase price, including transaction costs of $6.0 million, was approximately $30.96 million. The allocation of the purchase price was based on the results of an independent third party valuation and allocated to assets acquired and liabilities assumed, based on their respective fair values at the acquisition date. The purchase price allocation resulted in goodwill and other intangibles of approximately $27.8 million, which is being amortized, on a straight-line basis over their useful lives, of between three and seven years. During 1999, the Company recorded a charge for acquired in-process research and development of approximately $2.0 million related to PassGo. The charge reflects technology acquired for which technological feasibility had not been reached and for which there is no alternative future use.

On January 12, 1999, the Company completed its merger with Internet Tools, Inc. ("ITI") in which it acquired 100% of the outstanding stock of ITI for 703,194 shares of AXENT common stock and assumed stock options covering a total of 46,806 shares of AXENT common stock. The Company incurred approximately $1.75 million in acquisition-related transaction and other related costs in connection with the merger. The business combination was accounted for by the pooling of interests method of accounting. Accordingly, the assets, liabilities, and stockholders' equity of ITI were combined with the Company's respective accounts at recorded values. This acquisition did not meet the criteria for a significant business combination and, as such, pro forma disclosures are not included herein.

Net Income Per Common Share

Basic earnings per common share have been computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share have been computed by dividing net income by the weighted average number of common shares outstanding plus an assumed increase in common shares outstanding for dilutive securities. Potentially dilutive securities consist of options and warrants to acquire common stock for a specified price and their dilutive effect is measured using the treasury method. Potentially dilutive securities are not included in the diluted earnings per share calculations for the three and nine months ended September 30, 1999 as their inclusion would be anti-dilutive to the basic loss per share calculations.

Recent Accounting Pronouncements

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which is effective for fiscal years beginning after December 15, 1999. SAB 101 explains how the SEC staff believes existing rules should be applied or analogized to for transactions not addressed by existing rules. In accordance with the revised


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

requirements, the Company will account for the change in accounting principles as a cumulative effect adjustment in the fourth quarter of 2000 and believes that the adjustment will not be material.

On January 1, 1999, the Company adopted the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (the "AICPA") Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities," issued by the Accounting Standards Executive Committee of the AICPA. SOP No. 98-5 established standards on accounting for start-up and organization costs and, in general, requires such costs to be expensed as incurred. The adoption of SOP No. 98-5 did not impact the Company's financial position or results of operations.

In December 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." SOP 98-9 modifies SOP 97-2 by requiring revenue to be recognized using the "residual method" if certain conditions are met. SOP 98-9 is effective for the Company's 2000 financial statements. The Company adopted SOP 98-9 on January 1, 2000.

The Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("'SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes a reporting standard for derivative instruments which will require the Company to record all derivatives as either assets or liabilities and requires that those instruments are recorded at their fair value. During June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS No. 133." This statement defers the effective date of SFAS 133 to 2001. The Company plans to adopt SFAS No. 133 for the fiscal year beginning January 1, 2001. The Company believes the adoption of SFAS 133 will not have a material effect on the consolidated financial statements.

In March 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 became effective January 1, 1999. The adoption of SOP 98-1 did not impact the Company's financial position or results of operations.

Information Concerning Business Segments

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

The Company's approach to information security is to develop, market and support security software products that perform a broad range of security functions and to provide consulting services to address customers' security needs. As such, the Company has two reportable segments: a software product segment and a consulting services segment. The software product segment includes products which provide security assessment and policy management, host and


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

network based intrusion detection, systems and network access control, data confidentiality, user administration, activity monitoring, secure authentication solutions for remote network access and virtual private networking capabilities for remote users and remote sites. The consulting services segment includes training and "Lifecycle Security Services" designed to help organizations develop a framework and roadmap for assessing potential vulnerabilities; developing security policies, guidelines, practices and metrics; selecting and implementing solutions; conducting training; and ensuring appropriate monitoring and compliance.

The Company evaluates the performance of its operating segments based on income before royalty, interest, taxes and gains on the sale of marketable securities. Intersegment sales and transfers are not significant.

Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" segment includes the consulting services segment as it is below the quantitative thresholds, corporate related items and, as it relates to segment profit (loss), income and expense not allocated to reportable segments.

                                            For the Three Months       For the Nine Months
                                            Ended September 30,        Ended September 30,
                                           ---------------------     -----------------------
                                             2000         1999          2000          1999
                                           --------     --------     ---------     ---------
                                                       (amounts in thousands)
Net revenues:
         Software products                 $ 31,444     $ 26,334     $  91,077     $  71,089
         Other                                2,641        2,138         7,404         5,256
                                           --------     --------     ---------     ---------
            Total net revenues             $ 34,085     $ 28,472     $  98,481     $  76,345
                                           ========     ========     =========     =========

Segment operating loss:
         Software products                      520         (749)        1,798        (8,451)
         Other                               (1,537)        (777)       (3,928)       (5,179)
                                           --------     --------     ---------     ---------
            Total segment operating loss     (1,017)      (1,526)       (2,130)      (13,630)
                                           ========     ========     =========     =========

Total assets:
         Software products                                              45,241        43,503
         Other                                                         163,011       147,712
                                                                     ---------     ---------
            Total assets                                             $ 208,252     $ 191,215
                                                                     =========     =========

The Company's areas of operations are principally in the United States. Operations outside of the United States are worldwide but primarily in the United Kingdom, Europe and Asia. Foreign operations' revenue, profit and identifiable assets are shown in the following table.

                                            For the Three Months       For the Nine Months
                                            Ended September 30,        Ended September 30,
                                           ---------------------     -----------------------
                                             2000         1999          2000          1999
                                           --------     --------     ---------     ---------
                                                       (amounts in thousands)
Net revenues:
         U.S.                              $ 23,103     $ 18,777     $  69,509     $  53,448
         International                       10,982        9,695        28,972        22,897
                                           --------     --------     ---------     ---------
            Total net revenues             $ 34,085     $ 28,472     $  98,481     $  76,345
                                           ========     ========     =========     =========
Profit (loss):
         U.S.                              $   (484)    $ (1,937)    $   1,246     $ (10,428)
         International                        1,115        1,346           587         1,568
                                           --------     --------     ---------     ---------
            Total profit (loss)            $    631     $   (591)    $   1,833     $  (8,860)
                                           ========     ========     =========     =========
Total assets:
         U.S.                                                        $ 184,712     $ 170,420
         International                                                  23,540        20,795
                                                                     ---------     ---------
            Total assets                                             $ 208,252     $ 191,215
                                                                     =========     =========


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